UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 13, 2017
IPALCO ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-8644	35-1575582
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Monument Circle, Indianapolis, Indiana		46204
(Address of principal executive offices)		(Zip Code)
317-261-8261
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On September 13, 2017, Olivier Renault informed IPALCO Enterprises, Inc. (the “Company”), an Indiana corporation owned by AES U.S. Investments, Inc. (“AES U.S. Investments”) and CDP Infrastructure Fund GP (“CDP” and, together with AES U.S. Investments, the “Shareholders”), a wholly-owned subsidiary of La Caisse de dépôt et placement du Québec (“CDPQ”), of his intention to resign as a member of the Board of Directors of the Company (the “Board”) in light of his increased other responsibilities and commitments at CDPQ, and, on September 14, 2017, Mr. Renault resigned from the Board.

On September 14, 2017, the Shareholders, through a unanimous written consent, elected Frédéric Lesage as a member of the Board.

Frédéric Lesage, 50, was, as noted above, elected a member of the Board of Directors of the Company on September 14, 2017, and also was elected as a member of the Board of Directors of AES U.S. Investments. Mr. Lesage brings extensive experience in project management and operations to the Board. Mr. Lesage joined CDPQ in 2017 and is currently Director of Asset Management in the infrastructure group. From 2015 to 2017, Mr. Lesage was the Chief Executive Officer of FL Investments and Advisory Inc., assisting businesses with strategic and organizational matters, and, from 2007 to 2014, he held various positions within TAQA - ABU Dhabi National Energy Co., a $30 billion energy and water operator, including Chief Strategy Officer, Regional President and Managing Director, and Group Vice-President, and served on the company’s Executive Committee. Previously, Mr. Lesage served as a management consultant and lawyer. Mr. Lesage holds a Bachelor’s degree in Law from Université De Montréal and an M.B.A. from Richard Ivey School of Business.

Members of the Board are nominated and elected in accordance with the terms of a Shareholders’ Agreement dated February 11, 2015 (the “Shareholders’ Agreement”) by and among the Company and the Shareholders. Pursuant to the Shareholders’ Agreement, AES U.S. Investments has the right to nominate nine directors to the Board and CDP has the right to nominate two directors to the Board. The Shareholders’ Agreement also provides for certain minimum ownership thresholds below which CDP will be entitled to nominate only one director or no directors. Mr. Lesage was nominated to serve on the Board by CDP.

Currently, the Company does not separately compensate members of the Board for their service on the Board. As of the date of his appointment, Mr. Lesage has not entered into or proposed to enter into any transactions required to be reported under Item 404(a) of Regulation S-K with respect to his position as a director of the Company.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPALCO ENTERPRISES, INC.

Date: September 19, 2017	By:	/s/ Judi L. Sobecki
	Name:	Judi L. Sobecki
	Title:	General Counsel and Secretary

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